EXHIBIT 99




                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT:    BILL WILLIAMS, PRESIDENT & CEO
      OR    JAY RIFE, EXECUTIVE VICE PRESIDENT & CFO
            PHONE: 1-330-532-1517

                          GRAND CENTRAL FINANCIAL CORP.
                          ANNOUNCES QUARTERLY DIVIDEND

Wellsville, Ohio - September 20, 2002 - - Grand Central Financial Corp. (NASDAQ Small Cap: GCFC), announced today that its Board of Directors, at their meeting on September 19, 2002, declared a cash dividend of 9(cent) per share on its common stock payable October 21, 2002 to stockholders of record at the close of business on October 7, 2002.

As of September 19, 2002, Grand Central Financial Corp. had 1,645,921 shares of common stock outstanding which will represent a total dividend paid of $148,132.89.

Grand Central Financial Corp., a holding company owning all the shares of Central Federal Savings and Loan Association of Wellsville, Ohio, was formed in connection with the mutual to stock conversion of Central Federal completed on December 30, 1998.

Central Federal Savings & Loan, organized in 1892, operates two offices located within Columbiana County, Ohio.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.